SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2003

BAY VIEW TRANSACTION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	333-105220	41-2094366

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Gateway Drive, San Mateo, California		94404

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 312-7300

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Item 5. Other Events.

     Reference is hereby made to the Registrant’s Registration Statement on Form S-3 (File No. 333-105220) filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2003, Amendment No. 1 thereto filed with the Commission on June 19, 2003 and Amendment No. 2 thereto filed with the Commission on July 7, 2003 (as amended, the “Registration Statement”), pursuant to which the Registrant registered $1,000,000,000 aggregate principal amount of its auto loan backed notes and auto loan backed certificates for sale in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the prospectus and the related prospectus supplement (collectively, the “Prospectus”), which was filed with the Commission pursuant to Rule 424(b)(5) on August 13, 2003, with respect to the Registrant’s Auto Loan Backed Notes, Series 2003-LJ-1 (the “Offered Notes”).

     The Offered Notes were sold to UBS Securities LLC (“UBS”) and Barclays Capital Inc. (“Barclays”, and, together with UBS, the “Underwriters”) pursuant to the terms of the Underwriting Agreement, dated August 11, 2003 among the Registrant, Bay View Acceptance Corporation (“BVAC”) and the Underwriters and the terms of the Underwriting Agreement Standard Provisions, dated August 11, 2003 among the Registrant, BVAC and the Underwriters (the “Underwriting Agreement”). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1.

Trust and Servicing Agreement

     The definitive Trust and Servicing Agreement for the Bay View 2003-LJ-1 Owner Trust (the “Trust”), dated as of August 1, 2003, among the Registrant, as transferor, BVAC, as servicer, Deutsche Bank Trust Company Americas, as indenture trustee and back-up servicer, Systems & Services Technologies, Inc., as standby servicer, and Wilmington Trust Company, as owner trustee, is filed herewith as Exhibit 4.2.

Indenture

     The definitive Indenture, dated as of August 1, 2003, between the Trust, as issuer, and Deutsche Bank Trust Company Americas, as indenture trustee, is filed herewith as Exhibit 4.3.

Validity Opinion

     The legal opinion dated August 14, 2003 relating to the validity of the Offered Notes is filed herewith as Exhibit 5.1.

Tax Opinion

     The Federal income tax opinion dated August 14, 2003 relating to the Trust is filed herewith as Exhibit 8.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 11, 2003, for the Bay View 2003-LJ-1 Owner Trust
4.2	Trust and Servicing Agreement, dated as of August 1, 2003, for the Bay View 2003-LJ-1 Owner Trust
4.3	Indenture, dated as of August 1, 2003, between the Bay View 2003-LJ-1 Owner Trust, as issuer, and Deutsche Bank Trust Company Americas, as indenture trustee
5.1	Validity Opinion for the Offered Notes, dated August 14, 2003
8.1	Federal income tax opinion dated August 14, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY VIEW 2003-LJ-1 OWNER TRUST BAY VIEW TRANSACTION CORPORATION ORIGINATOR OF TRUST

Date: August 15, 2003	By:	/s/ John Okubo

John Okubo Chief Financial Officer